The Prudential Series Fund
For the fiscal period ended 12/31/05
File number 811-03623

SUB-ITEM 77D
Policies With Respect to Security Investment



THE PRUDENTIAL SERIES FUND, INC. (PSF)

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED MAY 1, 2005

SUPPLEMENT DATED SEPTEMBER 26, 2005

I.  The Board of Directors of The Prudential
Series Fund, Inc. (the Fund) recently approved or ratified, as applicable, changes in certain benchmarks of the following portfolios of the Fund (the Portfolios) as indicated in the table below:




Portfolio

Prior Benchmark

New Benchmark


High Yield
Bond
Portfolio

The Lehman
Brothers U.S.
Corporate
High Yield Bond
Index

The Lehman Brothers High Yield 2% Issuer Capped
Index


SP PIMCO
High Yield
Portfolio

The Merrill Lynch
U.S. High Yield
Master II BB-B
Rated Index

The Merrill Lynch U.S. High Yield Master II BB-B
Index with 2% Issuer constraint








Prior Customized Benchmark

New Customized
Benchmark


SP Aggressive
Growth
Asset Allocation
Portfolio

Russell 1000 Value Index (Russell
1000 Value) (17.5%)
Russell 1000 Growth Index (Russell
1000 Growth) (17.5%)
Russell 2000 Value Index (Russell
2000 Value) (17.5%)
Russell Midcap Growth Index (Russell
Midcap Growth) (17.5%)
Morgan Stanley Capital International
(MCSI) EAFE Index (30%)

Russell 3000 Index
(Russell 3000) (80%)
MSCI EAFE (20%)


SP Balanced Asset
Allocation
Portfolio

Russell 1000 Value (17.5%)
Russell 1000 Growth (17.5%)
Russell 2500 Value Index (Russell
2500 Value) (7.5%)
Russell Midcap Growth (7.5%)
Lehman Brothers Aggregate Bond
Index (Lehman Agg) (30%)
The Lehman Brothers Intermediate
BB Index (10%)
MCSI EAFE (10%)

Russell 3000 (48%)
Lehman Agg (40%)
MSCI EAFE (12%)


SP Conservative
Asset
Allocation
Portfolio*

Russell 1000 Value (15%)
Russell 1000 Growth (15%)
Russell 2000 Value (2.5%)
Lehman Agg (55%)
The Lehman Brothers Intermediate BB
Index (10%)
Russell Midcap Growth (2.5%)

Russell 3000 (32%)
Lehman Agg (60%)
MSCI EAFE (8%)


SP Growth Asset
Allocation
Portfolio

Russell 1000 Value (17.5%)
Russell 1000 Growth (17.5%)
Russell 2500 Value (12.5%)
Russell Midcap Growth (12.5%)
Lehman Agg (12.5%)

Russell 3000 Index
(64%)

Lehman Agg (20%)
MSCI EAFE (16%)










Portf
olio

Prior Benchmark

New Customized
Benchmark




The Lehman Brothers
Intermediate
BB Index (7.5%)
MCSI EAFE (20%)








* The Board ratified change in the customized benchmark.

To reflect the change in the Portfolios' benchmarks, the table of average annual total returns appearing in the section of the Prospectus titled "EVALUATING PERFORMANCE" for each of the Portfolios is hereby amended as set forth below:

High Yield Bond Portfolio

Average Annual Returns*  (as of 12/31/04)





1
Year

5
Year
s

10
Year
s


Class I Shares

10.3
0
%

5.12
%

6.92
%


Lehman Brothers Corporate High Yield Bond Index**

11.1
3
%

6.97
%

8.13
%


Lehman Brothers High Yield 2% Issuer Capped Index***

11.1
4
%

7.24
%

8.28
%


Lipper Variable Insurance Products (VIP) High Current Yield
Funds Average***

9.84
%

4.78
%

6.95
%





*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Lehman Brothers Corporate High Yield Bond Index is
made up of over 700 non-investment grade bonds.  The index
is an unmanaged index that includes the reinvestment of all
interest but does not reflect the payment of transaction
costs and advisory fees associated with an investment in
the Portfolio.  These returns do not include the effect of
any investment management expenses.   These returns would
have been lower if they included the effect of these expenses.

***The Lehman Brothers High Yield 2% Issuer Capped Index is
made up of over 700 non-investment grade bonds.  However,
the representation of any single bond issuer is restricted
to a maximum of 2% of the total index.  The index is an
unmanaged index that includes the reinvestment of all
interest but does not reflect the payment of transaction
costs and advisory fees associated with an investment in
the Portfolio.  These returns do not include the effect of
any investment management expenses.  These returns would
have been lower if they included the effect of these
expenses.  The Portfolio has changed from the Lehman
Brothers U.S. Corporate High Yield Bond Index to Lehman
Brothers High Yield 2% Issuer Capped Index because the
Lehman Brothers High Yield 2% Issuer Capped Index better
represents the composition of the Portfolio.   In
particular, the Portfolio generally maintains positions of 2% or less per issuer (although the Portfolio may hold positions of greater than that amount).

****The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges.

SP PIMCO High Yield Portfolio

Average Annual Returns* (as of 12/31/04)





1
Yea
r

Since
Inception
(9/22/00)


Class I Shares

9.3
2
%

8.55
%


Merrill Lynch U.S. High Yield Master II BB-B
Rated Index**

9.9
3
%

7.36
%


Merrill Lynch U.S. High Yield Master II BB-B
Rated Index with 2% Issuer constraint***

9.9
3
%

7.96
%


Lipper Variable Insurance Products (VIP) High
Current Yield Funds Average****

9.8
4
%

6.04
%







*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Merrill Lynch U.S. High Yield Master II BB-B Rated
Index is an unmanaged index that includes high yield bonds across the maturity spectrum, within the BB-B rated spectrum, included in the below-investment-grade universe.
These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since
Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

*** The Merrill Lynch U.S. High Yield Master II BB-B Rated
Index with 2% Issuer constraint is an unmanaged index that includes high yield bonds across the maturity spectrum, within the BB-B rated spectrum, included in the below-investment-grade universe. However, the representation of any single bond issuer is restricted to a maximum of 2% of the total index. These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio. The Portfolio has changed from the Merrill
Lynch High Yield Index to the Merrill Lynch High Yield
Master II Index with 2% Issuer constraint because the
Merrill Lynch High Yield Master II Index with 2% Issuer constraint better reflects the composition of the Portfolio. In particular, the Portfolio generally maintains positions of 2% or less per issuer (although the Portfolio may hold positions of greater than that amount).

**** The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. The
"Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

SP Aggressive Growth Asset Allocation Portfolio

Average Annual Returns* (as of 12/31/04)





1
Year

Since
Inception
(9/22/00)


Class I Shares

14.7
6
%

-2.21
%


S&P 500 Index**

10.8
7
%

-2.38
%


Prior Aggressive Growth AA Custom Blended Index***

13.5
7
%

-1.05
%


Current Aggressive Growth AA Custom Blended
Index***

13.6
7
%

-0.97
%


Lipper Variable Insurance Products (VIP) Multi Cap
Core Funds Average****

12.0
6
%

-1.11
%





*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Standard & Poor's 500 Composite Stock Price Index
(S&P 500 Index)-an unmanaged index of 500 stocks of large
U.S. companies-gives a broad look at how stock prices have
performed.  These returns do not include the effect of any
investment management expenses.   These returns would have
been lower if they included the effect of these expenses.
The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

***Prior Aggressive Growth AA Custom Blended Index consists
of the Russell 1000 Value Index (17.5%), the Russell 1000
Growth Index (17.5%), the Russell 2000 Value Index (17.5%),
the Russell Midcap Growth Index (17.5%), and the MSCI EAFE
Index (30%).  Current Aggressive Growth AA Custom Blended
Index consists of the Russell 3000 Index (80%) and MCSI
EAFE Index (20%).  These returns do not include the effect
of any investment management expenses.   These returns
would have been lower if they included the


effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio. The Portfolio has changed the composition of its customized benchmark to better represent the composition of the Portfolio. The new customized benchmarks are designed to set established percentages to provide a relative performance comparison covering both asset allocation and the performance of the underlying Portfolios.

****The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. The
"Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

SP Balanced Asset Allocation Portfolio

Average Annual Returns*  (as of 12/31/04)





1
Year

Since
Inception
(9/22/00)


Class I Shares

11.0
9
%

2.63
%


S&P 500 Index**

10.8
7
%

-2.38
%


Prior Balanced AA Custom Blended Index***

9.89
%

2.65
%


Current Balanced AA Custom Blended Index***

9.92
%

2.70
%


Lipper Variable Insurance Products (VIP) Balanced
Funds Average****

8.55
%

2.59
%






*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Standard & Poor's 500 Composite Stock Price Index
(S&P 500 Index)-an unmanaged index of 500 stocks of large
U.S. companies-gives a broad look at how stock prices have
performed.  These returns do not include the effect of any
investment management expenses.   These returns would have
been lower if they included the effect of these expenses.
The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

***Prior Balanced AA Custom Blended Index consists of the
Russell 1000 Value Index (17.5%), the Russell 1000 Growth
Index (17.5%), the Russell 2500 Value Index (7.5%), the
Russell Midcap Growth Index (7.5%), the Lehman Brothers
Aggregate Bond Index (30%), the Lehman Brothers
Intermediate BB Index (10%) and the MSCI EAFE Index (10%).
Current Balanced AA Custom Blended Index consists of the
Russell 3000 Index (48%), the Lehman Brothers Aggregate
Bond Index (40%) and the MSCI EAFE Index (12%). These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. The "Since
Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio. The
Portfolio has changed the composition of its customized benchmark to better represent the composition of the Portfolio. The new customized benchmarks are designed to set established percentages to provide a relative performance comparison covering both asset allocation and the performance of the underlying Portfolios.

****The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. The
"Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

SP Conservative Asset Allocation Portfolio

Average Annual Returns*  (as of 12/31/04)





1
Year

Since
Inception
(9/22/00)


Class I Shares

8.89
%

4.38
%


S&P 500 Index**

10.8
7
%

-2.38
%


Prior Conservative AA Custom Blended Index***

8.08
%

4.38
%


Current Conservative AA Custom Blended Index***

8.04
%

4.34
%


Lipper Variable Insurance Products (VIP) Income
Funds Average****

8.47
%

4.28
%







*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Standard & Poor's 500 Composite Stock Price Index
(S&P 500 Index)-an unmanaged index of 500 stocks of large
U.S. companies-gives a broad look at how stock prices have
performed.  These returns do not include the effect of any
investment management expenses.   These returns would have
been lower if they included the effect of these expenses.
The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

*** Prior Conservative AA Custom Blended Index consists of
the Russell 1000 Value Index (15%), the Russell 1000 Growth
Index (15%), the Russell 2000 Value Index (2.5%), %), the
Lehman Brothers Aggregate Bond Index (55%), the Lehman
Brothers Intermediate BB Index (10%) and the Russell Midcap
Growth Index (2.5%).  Current Conservative AA Custom
Blended Index consists of the Russell 3000 Index (32%),
Lehman Brothers U.S. Aggregate Bond Index (60%) and MSCI
EAFE Index (8%).  These returns do not include the effect
of any investment management expenses.   These returns
would have been lower if they included the effect of these expenses. The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio. The Portfolio has changed the composition of its customized benchmark to better represent the composition of the Portfolio. The new customized benchmarks are designed to set established percentages to provide a relative performance comparison covering both asset allocation and the performance of the underlying
Portfolios.

****The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. The
"Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

SP Growth Asset Allocation Portfolio

Average Annual Returns*  (as of 12/31/04)





1
Year

Since
Inception
(9/22/00)


Class I Shares

13.0
5
%

0.24
%


S&P 500 Index**

10.8
7
%

-2.38
%


Prior Growth AA Custom Blended Index***

11.7
3
%

0.85
%


Current Growth AA Custom Blended Index***

11.7
8
%

0.90
%


Lipper Variable Insurance Products (VIP) Multi Cap
Core Funds Average****

12.0
6
%

-1.11
%





*The Portfolio's returns are after deduction of expenses and do not include Contract charges.

**The Standard & Poor's 500 Composite Stock Price Index
(S&P 500 Index)-an unmanaged index of 500 stocks of large
U.S. companies-gives a broad look at how stock prices have
performed.  These returns do not include the effect of any
investment management expenses.   These returns would have
been lower if they included the effect of these expenses.
The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

***Prior Growth AA Custom Blended Index consists of the
Russell 1000 Value Index (17.5%), the Russell 1000 Growth
Index (17.5%), the Russell 2500 Value Index (12.5%), the
Russell Midcap Growth Index (12.5%) the Lehman Brothers
Aggregate Bond Index (12.5%) the Lehman Brothers
Intermediate BB Index (7.5%), and the MSCI EAFE Index
(20%). Current Growth AA Custom Blended Index consists of the Russell 3000 Index (64%), the Lehman Brothers Aggregate
Bond Index (20%) and the MSCI EAFE Index


(16%). These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses.
The "Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.
The Portfolio has changed the composition of its customized benchmark to better represent the composition of the Portfolio. The new customized benchmarks are designed to set established percentages to provide a relative performance comparison covering both asset allocation and the performance of the underlying Portfolios.

****The Lipper Average is calculated by Lipper Analytical
Services, Inc. and reflects the return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. The
"Since Inception" return reflects the closest calendar month-end return to the inception date of the Portfolio.

II. Set forth below are important changes to the Prospectus and Statement of Additional Information. The following should be read in conjunction with your prospectus and should be retained for future reference:

Proposed Change in Federal Income Tax Status and Related
Reorganization

The Board of Directors of PSF recently approved proposals to cause each PSF Portfolio to change its federal income tax status from a regulated investment company to a partnership (the PSF Conversion). In order to complete the PSF Conversion, PSF will be reorganized from a Maryland corporation to a Delaware statutory trust (the PSF
Reorganization and, together with the PSF Conversion, the PSF Transactions).

The investment objectives, policies, restrictions, net asset values per share, service providers, fiscal years, and investment portfolios of the PSF Portfolios will not change as a result of the PSF Transactions. In addition, it is expected that the PSF Transactions will not have any adverse federal income tax consequences for the PSF
Portfolios or for the owners of variable annuity contracts and/or variable life insurance policies (Contract owners).
All fees and expenses incurred in connection with the completion of the PSF Transactions will be borne by Prudential Investments LLC (the Manager) or its affiliates. Additionally, the Manager or its affiliates also will bear any transitional costs and any ongoing incremental increases in Portfolio fees and expenses that are charged to PSF by its service providers and that are directly attributable to the PSF Transactions.

Completion of the PSF Transactions is subject to the satisfaction of certain contractual and regulatory terms and conditions and the receipt of a legal opinion substantially to the effect that the PSF Transactions will not result in federal income tax liability to any PSF
Portfolio or any Contract owner. It is expected that the PSF Transactions will be effected on or about January 1, 2006. The PSF Transactions will not cause any change in each PSF Portfolio's current practice of distributing its net income and net capital gains to its shareholders of record (that is, the insurance company separate accounts) as described in the "Taxation of the Fund" section of the SAI.

Upon completion of the PSF Transactions, all disclosure relating to the PSF Portfolios' status as regulated investment companies and their compliance with related requirements shall be deemed to be deleted.

Upon completion of the PSF Transactions, the Fund will be re-named "The Prudential Series Fund."